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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan, in the Registration Statements (Form S-8 No. 333-15711 and Form S-8 No. 333-89855) pertaining to the Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 333-42377) pertaining to the Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan of our reports dated January 29, 2001, except as to Restatement of Financial Statements of Note E as to which the date is October 10, 2001, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.



                                                  Ernst & Young LLP


Atlanta, Georgia
October 12, 2001




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